Exhibit 99.1

PRESS RELEASE

Intelligent Bio Solutions Receives NATA Accreditation for its

Revolutionary Fingerprint Sweat Drug Screening System

NEW YORK, December 19, 2023 — Intelligent Bio Solutions Inc. (“INBS” or the “Company”) (Nasdaq: INBS), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced that it has received National Association of Testing Authorities (NATA) accreditation for its Intelligent Fingerprinting Drug Screening Solution.

NATA accreditation is acknowledged nationally and internationally, and provides a means of recognizing, determining, and promoting the capability of organizations engaged in specific technical and scientific activities. NATA’s accreditation follows a rigorous process that meets ISO Standards, and applications for accreditation are reviewed by an expert panel, the Accreditation Advisory Committee (AAC), before an organization is awarded its accreditation. Aligning with relevant international standards and addressing compliance, quality and risk elements, NATA accreditation supports the Company’s business operations and market presence. The globally recognized accreditation presents broad opportunities to INBS, which can provide an alternative drug screening solution to large corporations with stringent drug and alcohol testing policies.

Harry Simeonidis, President and CEO of Intelligent Bio Solutions, said, “Receiving NATA accreditation is a huge accomplishment for the Company and is the result of the determination and dedication of the team. This opens doors for us nationally and internationally and underscores our commitment to upholding the highest standards in the development and delivery of our Intelligent Fingerprinting Drug Screening System.”

The accreditation serves as an independent benchmark for technical validation, demonstrating the Company’s commitment to product quality, safety, and reliability for its customers. This achievement positions INBS as a trusted and reliable partner, catering to the evolving compliance and safety needs of organizations across Asia-Pacific and beyond.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for up to 130 indications, ranging from glucose to immunological conditions and communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: https://ibs.inc/

Forward-Looking Statements:

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including” believes,”“ estimates,”“ anticipates,”“ expects,”“ plans,”“ projects,”“ intends,”“ potential,”“ may,”“ could,”“ might,”“ will,”“ should,”“ approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com